EXHIBIT 4.1





                                                September 28, 1995






Board of Directors
CPAC, Inc.
2364 Leicester Road
Leicester, New York 14481

      Re: Subscription to Purchase _________ Shares of CPAC, Inc. Common Stock,
        $.01 par value per share

Gentlemen:

      (1) Subscription:

      The Purchaser hereby subscribes to purchase _________ shares of the $.01 par value common stock of CPAC, Inc. ("Shares") at $11.00 per Share and hereby tenders payment for the subscribed for number of Shares by certified check, bank draft or Federal Funds wire transfer made payable to CPAC, Inc. (the "Company") in the amount of $________. In connection with this subscription, the Purchaser hereby executes this Subscription Agreement and hereby acknowledges that the Purchaser and/or the Purchaser's authorized representatives have received, read, reviewed, understand and are familiar with:

         (i)the Company's Annual Report (Form 10-K) filed with the Securities and Exchange Commission for the fiscal year ended March 31, 1995;

        (ii)the Company's Annual Report and Definitive Proxy Statement distributed to shareholders in connection with the annual meeting of shareholders held August 9, 1995;

       (iii)Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission for the quarter ended June 30, 1995;

      The Purchaser further acknowledges that, except as set forth in such reports, proxy statement, documents and other information made available by the Company as described above, no representations or warranties have been made to the Purchaser, or to the Purchaser's authorized representatives by the Company, or by any person acting on behalf of the Company, with respect to the offer or sale of the Shares and/or the economic, tax, or any other aspects or consequences of a purchase of the Shares and/or the investment made thereby. Further, the Purchaser has not relied upon any information concerning the Company, written or oral, other than that contained in the aforementioned reports, proxy statements, documents, or other information.

      The Purchaser hereby acknowledges that the Purchaser and/or the Purchaser's authorized representatives have had an opportunity to ask questions of, and receive answers from persons acting on behalf of the Company to verify the accuracy and completeness of the information set forth in such reports, proxy statement, documents, and other information prior to sale and the Purchaser hereby acknowledges that the Purchaser and/or the Purchaser's authorized representatives have not requested the Company to provide any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information made available.

      (2) Purchaser's Representations and Warranties:

      The Purchaser further represents and warrants to the Company:

         (a)The Shares are being issued to the Purchaser by the Company for investment only, for the Purchaser's own account, and are not being purchased by the Purchaser with a view to distribution of such Shares, or for the offer and/or sale in connection with any distribution thereof. The Purchaser is not participating, directly or indirectly, in an underwriting of the Shares or in any similar undertaking. The Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement which would entail an underwriting of such Shares or any similar distribution thereof;

         (b)The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, in that

               (i) the undersigned is a natural person whose net worth or joint net worth, taking the Purchaser's spouse into consideration, at the time of the Purchaser's purchase of these Shares herein, exceeds One Million Dollars ($1,000,000), or

               (ii) the undersigned is a natural person whose income in each of the last two years exceeded Two Hundred Thousand Dollars ($200,000) (Three Hundred Thousand Dollars [$300,000] joint income taking the Purchaser's spouse into consideration) and the undersigned has a reasonable expectation of reaching the same income level in this current year; or

               (iii)as otherwise defined in Regulation D.

         (c)The Purchaser understands that there is no guarantee of profits or against loss as a result of purchasing the Shares and the Purchaser hereby states that the Purchaser can afford a complete loss of the investment in such Shares. The Purchaser further warrants that the Purchaser's present financial condition is such that the Purchaser has no present or perceived future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, obligation, need or indebtedness. Consequently, the Purchaser represents that the Purchaser has sufficient liquid assets to pay the full purchase price of the Shares, has adequate means for providing for the Purchaser's current needs and possible contingencies and has no current need to liquidate any of the Purchaser's investment in the Company.

         (d)The Purchaser has been represented by such legal counsel and other advisors, each of whom has been personally selected by the Purchaser, as the Purchaser has found necessary to consult, concerning the purchase of the Shares, and such representation has included an examination of applicable documents and an analysis of all relevant tax, financial, recording and securities law aspects of an investment in the Shares. The Purchaser, the Purchaser's counsel, advisors, and such other persons with whom the Purchaser has found it necessary or advisable to consult, have represented to the Purchaser that they have knowledge or experience in business and financial matters to evaluate the information set forth in the aforementioned reports, proxy statement, documents and other information made available by the Company, the risks associated with this investment, and to make an informed investment decision with respect hereto. To the extent that the Purchaser has found it necessary to consult with any such counsel and/or advisors concerning the purchase of the Shares, the Purchaser has relied upon their advice and counsel in making such investment decision.

         (e)The Purchaser is a resident of the jurisdiction set forth below the Purchaser's name on the signature page of this Subscription Agreement.

      (3) Company's Representations and Warranties

      The Company represents and warrants to the Purchaser:

         (a)the information contained in the reports, proxy statement, documents and other information made available by the Company as described in paragraph (1) of this Subscription Agreement contain no untrue statements of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

         (b)as of the date of the execution of this Subscription Agreement and closing of the Subscription, there have been no material, adverse changes in the Company's operations or financial condition since the applicable dates of the aforementioned reports, proxy statement, documents, and other information distributed by the Company.

      (4) Securities Law Restrictions on Transfers

      The Purchaser understands that the offer and/or sale of the Shares to the Purchaser is not required to be registered under the Securities Act of 1933 (the "1933 Act") by reason of a specific exemption for the offer and sale of the Shares under the provisions of Regulation D promulgated by the Securities and Exchange Commission. The Purchaser further understands that, except as provided in paragraph (5) below, the Company has not agreed to register the Shares for distribution and/or resale in accordance with the provisions of the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), or to register the Shares for distribution and/or resale under any applicable state securities laws. Hence, it is the Purchaser's understanding that by virtue of the provisions of certain rules respecting "restricted securities" promulgated under such federal and/or state laws, unless such secondary distribution and/or resale is registered as provided in paragraph (5) below, the Shares which the Purchaser is purchasing by virtue of this Subscription Agreement must be held indefinitely and may not be sold, transferred, pledged, hypothecated or otherwise encumbered for value, unless and until such secondary distribution and/or resale is subsequently registered under such federal and/or state securities laws or unless an exemption from registration is available, in which case the Purchaser still may be limited as to the amount of the Shares that may be sold, transferred, pledged and/or encumbered for value.

      The Purchaser, therefore, agrees that any certificates evidencing the Shares received by the Purchaser by virtue of this Subscription Agreement shall be stamped or otherwise imprinted with a conspicuous legend to give notice of the securities law transfer restrictions set forth herein and the Purchaser acknowledges that the Company may cause stop transfer orders to be placed on the Purchaser's account. The legend shall be in substantially the following form:

      NO SALE, OFFER TO SELL, OR TRANSFER OF THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

      (5) Registration Rights

         (a)   Registration Rights; Requests for Registration.

               (1) The Purchaser understands that the Company is offering, concurrently with its sale to the Purchaser, up to Five Hundred Thousand (500,000) Shares of its $.01 par value common stock (including the Shares subscribed for by the Purchaser) to other "accredited investors" in a private placement of such stock who shall be granted registration rights which are, in substance, identical to those granted to Purchaser by this Section (5). The holders of a majority of the aggregate number of shares actually sold in such offering ("Registerable Shares") shall be entitled at any time after the expiration of the six month period immediately following September 30, 1995 to make a written request that the Company register for resale under the 1933 Act, all or any number of the Registerable Shares, provided that with respect to any such request, the Company shall not be required by the registration rights granted under this section (5) to file a Registration Statement or cause a filed Registration Statement to become effective if such filing, in compliance with and pursuant to the regulations and rules contained in Regulation S-X dealing with the age of financial statements at the effective date of a registration statement, would require the Company to include in such Registration Statement audited financial statements of the Company which, but for such request, would not otherwise have been required, in compliance with such applicable rules and regulations, to have been furnished by the Company in the normal course of its business and operations.

               Within 30 days after receipt of any such request, the Company will give written notice of such request to all other holders of Registerable Shares and will include in such registration all Registerable Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the Company's notice is mailed. The registration requested pursuant to this paragraph (5)(a)(1) is referred to herein as the "Demand Registration".

               For purposes of this right to demand registration, a registration will not count as the Demand Registration until (i) it has become effective and
(ii) the holders of the Registerable Shares are able to sell the Registerable Shares requested to be included in such registration. The Demand Registration shall be made on a short registration form (on Form S-3 or any similar short registration form) whenever the Company is permitted under applicable rules promulgated by the Securities and Exchange Commission to use such short form.

               (2) Whenever the Company proposes to register (either on its own behalf or on behalf of holders of its equity securities other than the holders of Registerable Shares in their capacity as holders of the Registerable Shares) any of its equity securities under the 1933 Act (other than pursuant to the Demand Registration or registration of equity securities to be sold under one or more of the Company's employee benefit plans on Form S-8), and the registration form to be used may be used for a registration of the Registerable Shares, the Company will give prompt written notice to all holders of the Registerable Shares of its intention to effect such a registration and will include in such registration all Registerable Shares with respect to which the Company has received written request by the holders thereof for inclusion therein within 15 days after the mailing of the Company's notice. Any registrations requested pursuant to this paragraph (5)(a)(2) are referred to herein as "Piggyback Registrations".

         (b)   The Demand Registration

               (1)  Priority of Demand Registration

               The Company will not include in the Demand Registration any other of its equity securities without the written consent of the holders of a majority of the Registerable Shares requesting such registration. If a Demand Registration is an underwritten offering, and the managing underwriters of such offering advise the Company in writing that, in their opinion, the number of Registerable Shares and other equity securities to be included exceeds the number of Registerable Shares and other equity securities which can be sold in such offering, the Company will include in such registration prior to the inclusion of any other of the Company's equity securities, the number of Registerable Shares requested to be included which in the opinion of such underwriters can be sold, pro rata among the respective holders based on a fraction, with respect to each holder, the numerator of which is the number of Registerable Shares requested to be sold by such holder, and the denominator of which is the number of Registerable Shares requested to be included in such Demand Registration by all holders of the Registerable Shares.

               (2)  Restrictions on Demand Registration.

               The Company will not be obligated to effect more than two Demand Registrations and shall be so obligated only if the holders of the majority of the Registerable Shares so request such registration. Further, the Company will not be obligated to effect the Demand Registration within three months after the effective date of a registration in which the holders of the Registerable Shares exercised their "piggyback registration" rights pursuant to paragraph (5)(a)(2) hereof.

               (3)  Selection of Underwriters

               The Company shall have the exclusive right to select the underwriter(s), including the exclusive right to designate the managing underwriter(s), with respect to the Demand Registration offering. Nothing herein shall prevent the holders of the Registerable Shares who have requested the Demand Registration from submitting a recommendation(s) with respect to any underwriters and/or managing underwriters.

               (4)  Expenses of the Demand Registration

               The Company shall pay all expenses incident to the Demand Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company in connection with the Demand Registration. The holders of the Registerable Shares requesting the Demand Registration will be required to pay their pro rata share of any underwriter and/or brokerage commissions, attributable to the inclusion of the Registerable Shares in the Demand Registration.

         (c)   Piggyback Registration.

               (1)  Priority on Primary Registrations.

               If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) the equity securities the Company proposes to sell, (ii) the Registerable Shares requested to be included in such Piggyback Registration, pro rata among the holders of such Registerable Shares based upon a fraction, with respect to each holder, the numerator of which is the number of Registerable Shares requested to be sold by such holder, and the denominator of which is the total number of Registerable Shares requested to be included in such Piggyback Registration by all holders of the Registerable Shares and (iii) any other equity securities requested to be included in such registration.

               (2)  Priority on Secondary Registrations.

               If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's equity securities (other than holders of the Registerable Shares in their capacity as holders of the Registerable Shares), and the managing underwriters advise the Company in writing that, in their opinion, the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) the equity securities to be sold in the secondary offering by the holders of the Company's equity securities, (ii) the Registerable Shares requested to be included in such Piggyback Registration, pro rata among the holders thereof based upon a fraction, with respect to each holder, the numerator of which is the number of Registerable Shares requested to be sold by such holder, and the denominator of which is the number of Registerable Shares requested to be included in such Piggyback Registration by all holders of Registerable Shares, and (iii) any other equity securities requested to be included in such registration.

               (3)  Expenses of Piggyback Registrations

               The Company shall pay all expenses incident to the Piggyback Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent, certified public accountants, underwriters (excluding discounts and commissions) and any other persons retained by the Company in connection with such Piggyback Registrations. The holders of the Registerable Shares requesting the Piggyback Registration will be required to pay their pro rata share of any underwriter and/or brokerage commissions attributable to the inclusion of the Registerable Shares in the Piggyback Registration.

         (d)   Other Registrations

               If the Company has previously filed a registration statement with respect to the Registerable Shares pursuant to a Demand Registration or pursuant to a Piggyback Registration and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effective any other registration statement with respect to any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the 1933 Act (except with respect to securities to be sold under other demand registration rights granted to one or more accredited investors or under any of the Company's employee benefit plans registered on Form S-8), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous Demand or Piggyback Registration.

         (e)   Holdback Agreement.

               (1) Each holder of Registerable Shares agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten Registration), unless the underwriters managing the registered Demand or Piggyback public offering otherwise agree. This restriction shall not apply in the case of Registerable Shares which have been registered previously in either the Demand or a Piggyback Registration.

               (2) The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or with respect to sales of its securities under any employee benefit plan pursuant to registration on Form S-8), unless the underwriters managing the registered Demand or Piggyback public offering otherwise agree.

         (f)   Scope of Registration Rights; Registration Procedures.

               The Company's registration obligations under this Subscription Agreement are "best efforts" obligations only. Whenever the holders of Registerable Shares have requested that any Registerable Shares be registered (either Demand or Piggyback), the Company will use its best efforts to effect the registration and the sale of such Registerable Shares with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               (1) Prepare and file with the Securities and Exchange Commission a registration statement (which shall be, to the extent the Company is permitted to do so under applicable rules promulgated by the Securities and Exchange Commission, a short-form registration statement) with respect to such Registerable Shares and use its best efforts to cause such registration statement to become effective;

               (2) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective under Rule 415 promulgated by the Securities and Exchange Commission and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of distribution by the sellers thereof set forth in such registration statement;

               (3) Furnish to each seller of the Registerable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus, if any) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Shares owned by such seller;

               (4) Use its best efforts to register or qualify such Registerable Shares in such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Shares owned by such seller provided that the Company will not be required to

                    (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph;

                    (ii) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation but for this subparagraph;

                    (iii) consent to general service of process in any jurisdiction where it would not otherwise be subject to process but for this subparagraph;

               (5) notify each seller of such Registerable Shares, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

               (6) enter into any such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of the Registerable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such registered Registerable Shares;

               (7) make available for inspection by any seller of the Registerable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         (g)   Indemnification.

               (1) The Company agrees to indemnify, to the extent permitted by law, each holder of the Registerable Shares, its officers and directors and each person who controls such holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereto or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments of supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same;

               (2) In connection with any registration statement in which a holder of Registerable Shares is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any statement thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify as set forth herein will be several, not joint and several, among such holders of Registerable Shares and the liability of each such holder of Registerable Shares will be in proportion to and limited to the net amount received by such holder from the sale of the Registerable Shares pursuant to such registration statement;

               (3)  Any person entitled to indemnification hereunder will

                    (i) give prompt written notice to the indemnifying party of any claim with respect to which such person seeks indemnification, and

                    (ii) unless in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent, but such consent will not be unreasonably withheld. An indemnifying party who is not entitled to or elects not to assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      (6) Notices

      Any notices or other communication required or permitted herein shall be sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, and if to the Company, to the address set forth above, and if to the Purchaser, to the address set forth below the Purchaser's signature hereto, or to such other addresses as the Company or the Purchaser shall designate to the other by notice in writing.

      (7) Successors and Assigns

      This subscription for Shares and Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the personal and legal representatives of the Purchaser, and to the extent applicable, his spouse and children.

      (8) Applicable Law

      Except when an interpretation of federal and/or state securities laws is necessary or such law governs, this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (9) Certification with Respect to Federal Dividend and Interest Payments; Back-up Withholding

      Under penalties of perjury, the Purchaser hereby certified to the Company as follows:

                    (a) The number shown below is the Purchaser's Social Security or other taxpayer identification number and such number is the Purchaser's correct taxpayer identification number; and

                    (b) the Purchaser is not subject to back-up withholding either because the Purchaser has not been notified by the Internal Revenue Service that the Purchaser is subject to back-up withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified the Purchaser that the Purchaser is no longer subject to back-up withholding.


      IN WITNESS WHEREOF, the Purchaser has executed and delivered this Subscription Agreement as of this ________ day of September, 1995.


Subscription: ___________ (________) Shares of the $.01 par value common stock of CPAC, Inc. at $11.00 per Share.


_______________________________           _____________________________________
Signature of Subscriber                   Residence and/or Business Address


_______________________________           _____________________________________
Typed or Printed Name                     City             State            Zip


_______________________________
Social Security or Tax
Identification No. of Subscriber

                                          ACCEPTED:

                                          CPAC, INC.


Dated: ________________________           By: ________________________________
                                          Thomas N. Hendrickson
                                             President and Chief Executive
                                                Officer



                   AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT



      WHEREAS,____________________(the "Purchaser") has entered into a Subscription Agreement ("Subscription Agreement") subscribing for the purchase of _____________ shares of the $.01 par value common stock of CPAC, Inc. (the "Company") at a purchase price of $11.00 per common share; and

      WHEREAS, Purchaser understands that the Company has consummated a sale of one million (1,000,000) shares of its $.01 par value common stock to an accredited investor ("Accredited Investor") at $11.00 per common share; and

      WHEREAS, such Accredited Investor was granted demand registration rights having priority to those granted to the Purchaser in the limited circumstances of an underwritten offering; and

      WHEREAS, the Purchaser has agreed to accept subordination in the application of the demand registration rights granted to the Purchaser in the Subscription Agreement in the limited circumstances of an underwritten offering.

      NOW THEREFORE, it is agreed that the Subscription Agreement is hereby amended to reflect such subordination and as amended remains in full force and effect:

          1. Section 5(a) of the Subscription Agreement is hereby amended, and as amended, shall read as follows:

               (5)  Registration Rights

      (a)           Registration Rights; Requests for Registration.

               (1) The Purchaser understands that the Company is offering, concurrently with its sale to the Purchaser, up to Five Hundred Thousand (500,000) Shares of its $.01 par value common stock (including the Shares subscribed for by the Purchaser) to other "accredited investors" in a private placement of such stock who shall be granted registration rights which are, in substance, identical to those granted to Purchaser by this Section (5). The holders of a majority of the aggregate number of shares actually sold in such offering ("Registerable Shares") shall be entitled at any time after the expiration of the six month period immediately following September 30, 1995 to make a written request that the Company register for resale under the 1933 Act, all or any number of the Registerable Shares, provided that with respect to any such request, the Company shall not be required by the registration rights granted under this section (5) to file a Registration Statement or cause a filed Registration Statement to become effective if such filing, in compliance with and pursuant to the regulations and rules contained in Regulation S-X dealing with the age of financial statements at the effective date of a registration statement, would require the Company to include in such Registration Statement audited financial statements of the Company which, but for such request, would not otherwise have been required, in compliance with such applicable rules and regulations, to have been furnished by the Company in the normal course of its business and operations.

               Within 30 days after receipt of any such request, the Company will give written notice of such request to all other holders of Registerable Shares and will include in such registration all Registerable Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the Company's notice is mailed. The registration requested pursuant to this paragraph (5)(a)(1) is referred to herein as the "Demand Registration".

               For purposes of this right to demand registration, a registration will not count as the Demand Registration until (i) it has become effective and
(ii) the holders of the Registerable Shares are able to sell the Registerable Shares requested to be included in such registration. The Demand Registration shall be made on a short registration form (on Form S-3 or any similar short registration form) whenever the Company is permitted under applicable rules promulgated by the Securities and Exchange Commission to use such short form.

               Within 30 days after receipt of the request set forth above, the Company will give written notice of such request to the Accredited Investor and will include in such registration all shares with respect to which the Company has received a written request for inclusion therein from such Accredited Investor within 15 days after the Company's notice is mailed.

               (2) Whenever the Company proposes to register (either on its own behalf or on behalf of holders of its equity securities other than the holders of Registerable Shares in their capacity as holders of the Registerable Shares) any of its equity securities under the 1933 Act including the shares sold to the Accredited Investor (other than pursuant to registrations of equity securities to be sold under one or more of the Company's employee benefit plans on Form S-8), and the registration form to be used may be used for a registration of the Registerable Shares, the Company will give prompt written notice to all holders of the Registerable Shares of its intention to effect such a registration and will include in such registration all Registerable Shares with respect to which the Company has received written request by the holders thereof for inclusion therein within 30 days after the mailing of the Company's notice. Any registrations requested pursuant to this paragraph (5)(a)(2) are referred to herein as "Piggyback Registrations".

          2. Section 5(b) of the Subscription Agreement is hereby amended, and as amended, shall read as follows:

      (b)           The Demand Registration

               (1)  Priority of Demand Registration

                    The Company will not include in the Demand Registration any other of its equity securities without the written consent of the holders of a majority of the Registerable Shares requesting such registration. If a Demand Registration is an underwritten offering, and the managing underwriters of such offering advise the Company in writing that, in their opinion, the number of Registerable Shares, the shares requested to be included by the Accredited Investor and other equity securities to be included, exceeds the number of Registerable Shares, the shares requested to be included by the Accredited Investor and other equity securities which can be sold in such offering, the Company will include in such registration prior to the inclusion of the Registerable Shares and any other of the Company's equity securities, the shares requested to be sold by the Accredited Investor without regard to the inclusion of any Registerable Shares and/or other equity securities. If in the opinion of the managing underwriters a number of Registerable Shares requested to be included in such registration can be sold, such Registerable Shares shall be included, pro rata among the respective holders based on a fraction, with respect to each holder, the numerator of which is the number of Registerable Shares requested to be sold by such holder, and the denominator of which is the number of Registerable Shares requested to be included in such Demand Registration by all holders of the Registerable Shares.

               (2)  Restrictions on Demand Registration.

                    The Company will not be obligated to effect more than two Demand Registrations and shall be so obligated only if the holders of the majority of the Registerable Shares so request such registration. Further, the Company will not be obligated to effect the Demand Registration within three months after the effective date of a registration in which the holders of the Registerable Shares exercised their "piggyback registration" rights pursuant to paragraph (5)(a)(2) hereof.

               (3)  Selection of Underwriters

                    The Company shall have the exclusive right to select the underwriter(s), including the exclusive right to designate the managing underwriter(s), with respect to the Demand Registration offering. Nothing herein shall prevent the holders of the Registerable Shares who have requested the Demand Registration from submitting a recommendation(s) with respect to any underwriters and/or managing underwriters.

               (4)  Expenses of the Demand Registration

                    The Company shall pay all expenses incident to the Demand Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company in connection with the Demand Registration. The holders of the Registerable Shares requesting the Demand Registration will be required to pay their pro rata share of any underwriter and/or brokerage commissions, attributable to the inclusion of the Registerable Shares in the Demand Registration.

          3. Section 5(c) of the Subscription Agreement is hereby amended, and as amended, shall read as follows:

      (c)           Piggyback Registration.

               (1)  Priority on Primary Registrations.

                    If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) the equity securities the Company proposes to sell, (ii) the Accredited Investor's shares and the Registerable Shares requested to be included in such Piggyback Registration, pro rata among the holders thereof based upon a fraction, with respect to each holder, the numerator of which is the number of the shares requested to be sold by such holder, and the denominator of which is the total number of the Accredited Investor's and the Registerable Shares requested to be included in such Piggyback Registration by the Accredited Investor and all holders of the Registerable Shares and (iii) any other equity securities requested to be included in such registration.

               (2)  Priority on Secondary Registrations.

                    If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's equity securities (other than the Accredited Investor and the holders of the Registerable Shares in their capacity as holders of the Registerable Shares), and the managing underwriters advise the Company in writing that, in their opinion, the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) the equity securities to be sold in the secondary offering by the holders of the Company's equity securities, (ii) the Accredited Investor's and the Registerable Shares requested to be included in such Piggyback Registration, pro rata among the holders thereof based upon a fraction, with respect to each holder, the numerator of which is the number of shares requested to be sold by such holder, and the denominator of which is the total number of the Accredited Investor's and the Registerable Shares requested to be included in such Piggyback Registration by the Accredited Investor and by all holders of Registerable Shares, and (iii) any other equity securities requested to be included in such registration.

               (3)  Expenses of Piggyback Registrations

                    The Company shall pay all expenses incident to the Piggyback Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent, certified public accountants, underwriters (excluding discounts and commissions) and any other persons retained by the Company in connection with such Piggyback Registrations. The holders of the Registerable Shares requesting the Piggyback Registration will be required to pay their pro rata share of any underwriter and/or brokerage commissions attributable to the inclusion of the Registerable Shares in the Piggyback Registration.


      IN WITNESS WHEREOF, the Purchaser has executed and delivered this Amendment No. 1 to the Subscription Agreement as of this ___ day of September, 1995.



________________________________          _____________________________________
Signature of Subscriber                   Residence and/or Business Address


________________________________          _____________________________________
Typed or Printed Name                     City             State            Zip


________________________________
Social Security or Tax
Identification No. of Subscriber


                                          ACCEPTED:

                                          CPAC, INC.


Dated:__________________________      By: _____________________________________
                                          Thomas N. Hendrickson
                                           President and Chief Executive
                                             Officer